UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2006
 Date of Report (Date of earliest event reported):

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 22, 2006, 8x8, Inc. (the "Company" or "8x8") entered into an agreement with Dr. Barry Andrews, the Vice Chairman of the Company. Pursuant to the terms of the agreement, Dr. Andrews agreed to resign his position as Vice Chairman and as a member of the Board of Directors effective January 24, 2006. Dr. Andrews has agreed to remain an employee of the Company through January 23, 2007 and will continue to receive a salary as well as health and stock option vesting benefits consistent with such compensation and benefits at the time of his termination.

A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On January 25, 2006, 8x8, Inc. ("8x8") announced its financial results for the third quarter of its fiscal year ending March 31, 2006. A copy of 8x8's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Dr. Barry Andrews, Vice Chairman of 8x8, resigned effective January 24, 2006 as an officer and member of the Board of Directors of 8x8.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1    Agreement dated January 22, 2006 by and between the Company and Dr. Barry Andrews

99.1    Press Release dated January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2006

8X8, INC.

By: /s/ JAMES SULLIVAN

James Sullivan
Chief Financial Officer, Vice President of Finance and Secretary

INDEX TO EXHIBITS

Exhibit	Description
10.1 *	Agreement dated January 22, 2006 by and between the Company and Dr. Barry Andrews
99.1 *	Press release dated January 25, 2006

*    Also provided in PDF format as a courtesy.